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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                January 26, 2006
                            (Date of report; date of
                            earliest event reported)


                         Commission file number: 1-3754


                      GENERAL MOTORS ACCEPTANCE CORPORATION
             (Exact name of registrant as specified in its charter)


                   Delaware                                38-0572512
        (State or other jurisdiction of                 (I.R.S. Employer
        incorporation or organization)                 Identification No.)


                             200 Renaissance Center
                         P.O. Box 200 Detroit, Michigan
                                   48265-2000
                    (Address of principal executive offices)
                                   (Zip Code)

                                 (313) 556-5000
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))





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Item 8.01 Other Events

               GMAC 2005 AND FOURTH QUARTER 2005 EARNINGS SUMMARY

General Motors Acceptance Corporation (GMAC) earned $2.4 billion in 2005, down $0.5 billion from record earnings of $2.9 billion earned in 2004. Earnings include non-cash goodwill impairment charges of $439 million (after-tax), which were recognized in the fourth quarter of 2005. The charges relate predominately to GMAC's Commercial Finance operating segment and primarily to the goodwill recognized in connection with the 1999 acquisition of the majority of this business. Excluding these impairment charges, which management considers to be non-recurring, GMAC earned $2.8 billion. Earnings were driven by record results in GMAC's Mortgage and Insurance operations. Strong earnings were achieved despite a difficult environment that included higher market interest rates, declining mortgage industry volume, a series of negative rating agency actions and the significant impact of Hurricane Katrina. GMAC continues to maintain adequate liquidity with cash reserve balances at December 31, 2005 of $20 billion, comprised of $15.8 billion in cash and cash equivalents and $4.2 billion invested in marketable securities. GMAC continues to provide global support for the marketing of GM vehicles, as well as provided a significant source of cash flow to GM through the payment of a $2.5 billion dividend in 2005 including $1 billion paid in the fourth quarter.

Results for Financing operations, excluding goodwill impairment charges of $398 million (after-tax), were $1,064 million, down $412 million from $1,476 million earned in 2004. The decrease is primarily due to lower net interest margins as a result of increased borrowing costs. The decline in net interest margins was somewhat mitigated by lower consumer credit provisions, primarily as a result of lower asset levels, and the impact of improved used vehicle prices on terminating leases.

Mortgage operations earned a record $1,352 million, excluding goodwill impairment charges of $41 million (after-tax), an increase of 22% from $1,108 million earned in 2004, reflecting increases in both the residential and commercial mortgage operations. GMAC's residential mortgage businesses benefited from increased loan production, favorable credit experience, improved mortgage servicing results and gains on sales of mortgages. GMAC Commercial Mortgage also experienced an increase in earnings as compared to the prior year largely due to record loan origination volume, higher gains on sales of loans and increases in fee and investment income.

GMAC's Insurance operations generated record net income of $417 million in 2005, up $88 million from record earnings of $329 million earned in 2004. The increase reflects a combination of strong results achieved through increased premium revenue, higher capital gains and improved investment portfolio performance. In addition, GMAC Insurance maintained a strong investment portfolio, with a market value of $7.7 billion at December 31, 2005, including net unrealized gains of $573 million.

GMAC's consolidated earnings for the fourth quarter of 2005 were $614 million, excluding goodwill impairment charges, representing a $69 million decline from 2004 fourth quarter earnings of $683 million. For the quarter, net income from Financing operations was $260 million, excluding goodwill impairment charges, down from $323 million earned in the fourth quarter of 2004. GMAC's Mortgage operations earned $221 million, excluding goodwill impairment charges, down from $292 million earned in the fourth quarter of 2004. GMAC's Insurance operations had record net income of $133 million in the fourth quarter of 2005, up significantly from the $68 million earned in the fourth quarter of 2004.

As previously announced in October 2005, GM is pursuing the sale of a controlling interest in GMAC to a strategic partner, with the goal of restoring GMAC's investment grade credit rating and renewing its access to low-cost financing. GM is currently in discussions with potential interested parties, and the process is ongoing. GMAC also continues in the closing process of the previously announced sale of a controlling interest in GMAC Commercial Mortgage. Certain regulatory approvals and other closing conditions are in process and a first quarter 2006 closing is expected.

                                     * * * *
In this earnings release and comments by General Motors Acceptance Corporation ("GMAC") management, the use of the words "expect," "anticipate," "estimate," "forecast," "initiative," "objective," "plan," "goal," "project," "outlook," "priorities," "target," "intend," "evaluate," "pursue," "seek," "may," "would," "could," "should," "believe," "potential," "continue," "designed," "impact," or the negative of any of those words or similar expressions is intended to identify forward-looking statements. All statements herein and in related charts and management comments, other than statements of historical fact, including without limitation, statements about future events and financial performance, are forward-looking statements that involve certain risks and uncertainties.

While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results, and GMAC's actual results may differ materially due to numerous important factors that are described in GMAC's most recent report on SEC Form 10-K, which may be revised or supplemented in subsequent reports on SEC Forms 10-Q and 8-K. Such factors include, among others, the following: the ability of General Motors ("GM"), our parent, to complete a transaction with a strategic investor regarding a controlling interest in GMAC while maintaining a significant stake in GMAC, securing separate credit ratings and low cost funding to sustain growth for GMAC and Residential Capital Corporation ("ResCap") and maintaining the mutually beneficial relationship between GMAC and GM; significant changes in the competitive environment and the effect of competition in the corporation's markets, including on the corporation's pricing policies; our ability to maintain adequate financing sources; our ability to maintain an appropriate level of debt; the profitability and financial condition of GM, including changes in production or sales of GM vehicles, risks based on GM's contingent benefit guarantees and the possibility of labor strikes or work stoppages at GM or at key suppliers such as Delphi Corp.; funding obligations under GM and its subsidiaries' qualified U.S. defined benefits pension plans; restrictions on ResCap's ability to pay dividends and prepay subordinated debt obligations to us; changes in the residual value of off-lease vehicles; changes in U.S. government -sponsored mortgage programs or disruptions in the markets in which our mortgage subsidiaries operate; changes in our contractual servicing rights; costs and risks associated with litigation; changes in our accounting assumptions that may require or that result from changes in the accounting rules or their application, which could result in an impact on earnings; changes in the credit ratings of GMAC or GM; the threat of natural calamities; changes in economic conditions, currency exchange rates or political stability in the markets in which we operate; and changes in the existing or the adoption of new laws, regulations, policies or other activities of governments, agencies and similar organizations.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     GENERAL MOTORS ACCEPTANCE CORPORATION
                                     -------------------------------------
                                     (Registrant)



Dated:        January 26, 2006       /s/  SANJIV KHATTRI
              ----------------       -------------------------------------
                                     Sanjiv Khattri
                                     Executive Vice President,
                                     Chief Financial Officer and Director


Dated:        January 26, 2006       /s/  LINDA K. ZUKAUCKAS
              ----------------       -------------------------------------
                                     Linda K. Zukauckas
                                     Vice President and Corporate Controller